Exhibit 32.4

Statement of Chief Financial Officer

Pursuant to 18 U.S.C. Sec 1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, the undersigned Chief Financial Officer of Southern California Gas Company (the "Company") certifies that:

(i)	the Annual Report on Form 10-K of the Company filed with
the Securities and Exchange Commission for the year ended
December 31, 2003 (the "Annual Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Annual Report fairly
presents, in all material respects, the financial condition and results of operations of the Company.



February 24, 2004
                                               /S/ DEBRA L. REED
                                             ______________________
                                               Debra L. Reed
                                               Chief Financial Officer